UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2011

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 4, 2011, TranSwitch Corporation (“TranSwitch”) announced that on September 30, 2011, TranSwitch decided to effectuate a restructuring in the form of a reduction in force to be implemented and concluded during the fourth quarter of 2011.

TranSwitch expects that such restructuring will result in annual savings of approximately $3.6 million, and that these savings will begin to be recognized in the fourth quarter of 2011. Of this amount, TranSwitch expects annual savings of approximately $3.2 million in reduced employee related costs, including base salary reductions, and $0.4 million from other cost savings initiatives.

In connection with the restructuring, TranSwitch expects to incur pre-tax restructuring charges of approximately $0.9 million which will be cash expenditures, primarily for employee related costs.  TranSwitch expects these charges to be recorded in the third quarter of 2011. A copy of TranSwitch’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2011 Michael Macari, Vice President, Engineering and Operations, resigned his position with TranSwitch, effective October 6, 2011.  A copy of TranSwitch’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 4, 2011, as part of an organizational restructuring, TranSwitch announced in a press release that the following persons had been appointed to the offices set forth opposite their names below:

Kris Shankar — Senior Vice President and General Manager of the Telecom Business
Amir Bar-Niv — Vice President and General Manager of the High Speed Interconnect Business
Ted Chung — Vice President, Business Development and Worldwide Sales
Dale Montrone — Vice President of Operations and Telecom Engineering

In addition, TranSwitch also announced in the press release that it expects its fiscal third quarter 2011 revenue to be in the range of $6.5 million to $7 million, compared to the guidance provided on August 8, 2011 of roughly $7 million.  TranSwitch announced that it expects to report complete third quarter 2011 financial results in early November 2011 and will announce details when they are available.

A copy of TranSwitch’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this  Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 4, 2011 (deemed “furnished” pursuant to General Instruction B.2. of Current report on form 8-K.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

October 5, 2011	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer